Exhibit 16

POWER OF ATTORNEY

We, the undersigned Trustees of the Fidelity Select Portfolios (the Trust) hereby constitute and appoint Thomas C. Bogle, John V. O’Hanlon, and Megan C. Johnson, each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for us and in our names in the appropriate capacities, the Registration Statement of the Trust on Form N-14 under the Securities Act of 1933 and the Investment Company Act of 1940 relating to proposed reorganizations of Fidelity Advisor Series VII: Fidelity Advisor Health Care Fund into Health Care Portfolio, a series of the Trust, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statement, and any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. We hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after January 1, 2026.

WITNESS our hands on this first day of January 2026.

/s/ Vijay C. Advani	/s/ Thomas Kennedy
Vijay C. Advani	Thomas Kennedy

/s/ Thomas P. Bostick	/s/ Robert A. Lawrence
Thomas P. Bostick	Robert A. Lawrence

/s/ Donald F. Donahue	/s/ Oscar Munoz
Donald F. Donahue	Oscar Munoz

/s/ Bettina Doulton	/s/ Karen B. Peetz
Bettina Doulton	Karen B. Peetz

/s/ Vicki L. Fuller	/s/ Sabra Purtill
Vicki L. Fuller	Sabra Purtill

/s/ Patricia L. Kampling	/s/ Susan Tomasky
Patricia L. Kampling	Susan Tomasky